FORM 8-A


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       ASIA ELECTRONICS HOLDING CO. INC.
            (Exact name of registrant as specified in its charter)




 British Virgin Islands                     13-3932739
(State of organization or incorporation)    (I.R.S. Employer Identification No.)
          c/o Harney Westwood & Riegels
 Craigmuir Chambers
 P.O. Box 71
 Road Town, Tortola
British Virgin Islands                      Not Applicable
(Address of principal executive offices)    (Zip code)

       Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class     Name of each exchange on which
          to be so registered     each class is to be registered
 None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. | |

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. | |



       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.01 per share
                               (Title of Class)

                            INFORMATION REQUIRED IN
                            REGISTRATION STATEMENT



Item 1:  Description of Registrant's Securities to be Registered.


        The information set forth in the Prospectus contained in the Registrant's Registration Statement on Form F-1 (Registration No. 333-30743) filed July 3, 1997, as amended (the "Registration Statement") beneath the caption "Capital Stock," is incorporated herein by reference and made a part hereof.



Item 2:  Exhibits
     3.1*  Articles of Association of the Company
     3.2*  Memorandum of Association of the Company
     10.2* 1997 Employee Stock Option Plan
     10.3* Shareholders' Agreement



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*  Previously filed with the Securities and Exchange Commission as exhibits to the Registration Statement. Such exhibits are incorporated herein by reference.






                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                     ASIA ELECTRONICS HOLDING CO. INC.





                                     By: /s/ Du Qingsong*


                                          Du Qingsong
                                          Chairman and Chief Executive Officer


     Dated: August 15, 1997










*By Mary Xia, as Attorney-in-Fact